Exhibit 10.5

ENTEROMEDICS INC.

NON-INCENTIVE STOCK OPTION AGREEMENT

GRANTED TO	GRANT DATE	NUMBER OF SHARES SUBJECT TO OPTION	EXERCISE PRICE PER SHARE	EXPIRATION DATE

1.	This Agreement. This agreement, together with Exhibit A (collectively, the “Agreement”), sets forth the terms and conditions of a non-incentive stock option award representing the right to purchase shares of common stock (“Common Stock”) of EnteroMedics Inc., a Delaware corporation (the “Company”).

2.	The Grant. Pursuant to the Inducement Option Plan adopted December [ ], 2015 (the “Plan”), the Company hereby grants to the individual named above (the “Optionee”), as of the above grant date (the “Grant Date”), an option (the “Option”) to purchase the number of shares of Common Stock of the Company set forth above (the “Shares”) at the price per share set forth above (the “Exercise Price”) with the expiration date set forth above (the “Expiration Date”). The Option constitutes an employment inducement grant under NASDAQ Rule 5635(c)(4) and is being granted pursuant to the terms of the Employment Agreement, entered into as of , between the Company and the Optionee (the “Employment Agreement”). The Option is not intended to qualify as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”)

3.	Exercise of Option. The exercise of the Option is subject to the following terms and conditions:

(a)	During the lifetime of Optionee, the Option shall be exercisable only by Optionee. The Option shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution. The Option may be exercised only by the Optionee (or by the Optionee’s appropriate legal representatives or guardian in the event of the Optionee’s death or if the Optionee becomes Disabled, as defined in the Employment Agreement), in whole or in part from time to time as provided in paragraph 3(b) below, during the period commencing on the date set forth in paragraph 3(b) below and ending on the earlier of (i) the Expiration Date or (ii) the expiration of the applicable period following the date of the Optionee’s termination of employment with the Company, as provided in paragraph 5 below. In no event, however, may the Option be exercised to any extent after the Expiration Date.

(b)	The Option shall become exercisable in accordance with the schedule set forth below. Once the Option has become exercisable, the Optionee may exercise it to the extent set forth in the schedule at any time thereafter, subject to the provisions of this Agreement and the Employment Agreement.

On or after each of the following dates	Shares as to which the Option is vested

Each subsequent monthly anniversary for months

(c)	In the event the Optionee’s employment is terminated (i) without Cause (as defined in the Employment Agreement), (ii) by the Optionee for Good Reason (as defined in the Employment Agreement), or (iii) as a result of the Company giving notice to Employee of Company’s desire to terminate the Employment Agreement (pursuant to Section of the Employment Agreement), then provided that Optionee has executed, delivered and not rescinded a written release as described in Section of the Employment Agreement, the Option shall become fully exercisable on the Separation Date (as defined in the Employment Agreement).

(d)	Upon the occurrence of a Change in Control, the Option shall become fully exercisable on the date the Change of Control is completed. In addition, upon a Change in Control, the Committee may, in its sole discretion, provide that upon the consummation of such Change in Control, the Option shall be cancelled (after its full acceleration) in exchange for a cash payment equal to the difference between (a) the per share amount paid to holders of the Common Stock in such transaction and (b) the Exercise Price.

4.	Manner of Exercise. The Option shall be exercised by the delivery of written notice of exercise (the “Notice”) to the Company at its principal executive office. The Notice shall be in such form as the Committee may prescribe (including electronic form) and shall specify the number of Shares as to which the Optionee is exercising the Option, and shall be accompanied by payment of the Exercise Price of the Shares either in cash (bank check, certified check or personal check payable to the Company or by wire transfer to the Company) or by the delivery of Shares owned by the Optionee with a Fair Market Value (as defined in the attached Exhibit A) equal to the amount of the Exercise Price, or a combination of both. The Notice shall also be accompanied by such other information and documents as the Committee, in its discretion, may request.

5.	Effect of Termination of Relationship with the Company.

(a)	In the event that Optionee’s relationship with the Company or its Affiliates shall terminate, for any reason other than for Cause or Optionee’s death or Disability, Optionee shall have the right to exercise the Option at any time within five years after such termination to the extent of the full number of Shares Optionee was entitled to purchase under the Option on the Separation Date, subject to the condition that the Option shall not be exercisable after the expiration of its term.

(b)	In the event that Optionee’s relationship with the Company or its Affiliates shall terminate for Cause, the Option shall terminate as of the Separation Date and shall not be exercisable thereafter.

(c)	If Optionee shall die during its relationship with the Company or its Affiliates, or within three months after termination of such relationship with the Company for any reason other than for Cause, or if Optionee’s relationship with the Company or its Affiliates is terminated because the Optionee has become Disabled (as defined in Section of the Employment Agreement), and Optionee shall not have fully exercised the Option, the Option may be exercised at any time within twelve months after the date of Optionee’s death or termination of Optionee’s relationship because of Disability by the legal representative or, if applicable, guardian of Optionee or by any person to whom the Option is transferred by will or the applicable laws of descent and distribution to the extent of the full number of Shares Optionee was entitled to purchase under the Option on the date of death (or Separation Date, if earlier) or termination of Optionee’s relationship because of Disability, and subject to the condition that the Option shall not be exercisable after the Expiration Date.

6.	Income Taxes. The Optionee is liable for any federal, state and local income or other taxes applicable upon the grant or exercise of the Option or the disposition of the Shares, and the Optionee acknowledges that he should consult with his own tax advisor regarding the applicable tax consequences. Upon exercise of the Option, the Optionee shall promptly pay to the Company the minimum statutory withholding taxes required to be withheld or collected by the Company in connection with the exercise of the Option. The Optionee may pay all or a portion of the minimum statutory withholding taxes by (a) having the Company withhold Shares otherwise to be delivered upon the exercise of the Option with a Fair Market Value equal to the amount of such taxes, (b) delivering to the Company shares of Common Stock other than Shares issuable upon the exercise of the Option with a Fair Market Value equal to the amount of such taxes or (c) paying cash. For federal income tax purposes, the Option shall not be eligible for treatment as a qualified or incentive stock option.

7.	No Right to Employment. The grant of the Option shall not be construed as giving the Optionee the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate the Optionee’s employment at any time, with or without Cause.

8.	Plan. The Option is issued pursuant to the Plan and is subject to its terms. In the event that any of the terms of this Option conflict or are inconsistent in any respect with the terms of the Plan, the Plan terms shall control. Optionee hereby acknowledges receipt of a copy of the Plan. The Plan is also available for inspection during business hours at the principal office of the Company.

9.	Adjustments. In the event that there is any change in the Common Stock or corporate structure of the Company as a result of any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company or other similar corporate transaction or event, then the Committee shall, in such manner as it deems equitable, adjust the number and type of Shares and the Exercise Price; provided, however, that the number of Shares covered by the Option shall always be a whole number.

10.	Governing Law. The validity, construction and effect of the Agreement, and any rules and regulations relating to the Agreement, shall be determined in accordance with the laws of the State of Minnesota.

11.	Acknowledgment. This Option shall not be effective until the Optionee dates and signs the form of Acknowledgment below and returns a signed copy of this Agreement to the Company. By signing the Acknowledgment, the Optionee agrees to the terms and conditions of this Agreement.

ACKNOWLEDGMENT:	ENTEROMEDICS INC.

OPTIONEE’S SIGNATURE

DATE

By:
[Name]
[Title]

EXHIBIT A

DEFINED TERMS USED IN THE

STOCK OPTION AGREEMENT

The following terms used in this Agreement have the following meanings:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

“Associate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

“Change in Control” shall mean:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act who did not own shares of the capital stock of the Company on the date of grant of the Option shall, together with his, her or its Affiliates and Associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), become the “Beneficial Owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (any such person being hereinafter referred to as an “Acquiring Person”);

(ii) the Continuing Directors cease to constitute a majority of the Company’s Board;

(iii) There should occur (A) any consolidation or merger involving the Company and the Company shall not be the continuing or surviving corporation or the shares of the Company’s capital stock shall be converted into cash, securities or other property; provided, however, that this subclause (A) shall not apply to a merger or consolidation in which (i) the Company is the surviving corporation and (ii) the stockholders of the Company immediately prior to the transaction have the same proportionate ownership of the capital stock of the surviving corporation immediately after the transaction; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (C) any liquidation or dissolution of the Company; or

(iv) The majority of the Continuing Directors determine, in their sole and absolute discretion, that there has been a Change in Control.

“Committee” shall mean the Compensation Committee of the Company’s Board of Directors.

“Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate and who (i) was a member of the Company’s Board of Directors on the date of grant of the Option or (ii) subsequently became a member of the Board of Directors, upon the nomination or recommendation, or with the approval of, a majority of the Continuing Directors.

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing sale price of the Common Stock as reported on the NASDAQ Capital Market on such date or, if such market is not open for trading on such date, on the most recent preceding date when such market is open for trading.

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